UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported)

July 31, 2008

Pacificap Entertainment Holdings, Inc.
(Exact name of registrant as specified in charter)

Nevada
(State or other Jurisdiction of Incorporation or Organization)

	4521 Campus Drive, Suite 562 Irvine, CA 92612	33-0766069
(Commission File Number)	(Address of Principal Executive Offices and zip code)	(IRS Employer Identification No.)

(561) 866-6108
(Registrant's telephone
number, including area code)

Copies to:
Richard I. Anslow, Esq.
Anslow & Jaclin, LLP
195 Route 9 South, Suite 204
Manalapan, NJ 07726
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT
ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On July 31, 2008, Pacificap Entertainment Holdings, Inc., (the “Company” or “Pacificap”), entered into a Securities Purchase Agreement (the “Agreement”), with New Millennium Capital Partners II, LLC (“New Millenium”), AJW Partners, LLC (“AJW”), and AJW Master Fund, Ltd. (“AJW Master”), collectively (the “Investors”), whereby the Investors purchased 12% secured convertible notes (the “Notes”), in the aggregate principal amount of  $150,000.  The Notes will be funded in two tranches, the first tranche amount will be $100,000 and the second will be $50,000.  The Notes are convertible into shares of the Company’s common stock and have warrants that allow the Investors to purchase 2,400,000 shares of the Company’s common stock.

The Notes are convertible by the Investor at the lower of (i) $0.02 or (ii) 25% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date.

The Notes and Warrants were offered and sold to the Investors in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder.   Each of the Investors is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

On July 31, 2008, the Company entered into an amendment agreement with the Investors, AJW Qualified Partners, LLC (“AJW Qualified”), and AJW Offshore, Ltd. (“AJW Offshore”), whereby all notes convertible into the Company’s common stock ever issued by the Company to the Investors, AJW Qualified, and AJW Offshore shall have an interest rate of 12%.  The amendment of the interest rate shall be effective as of January 1, 2008.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	EXHIBITS
4.1	Amendment of Notes Agreement
4.2	Securities Purchase Agreement
4.3	New Millennium Capital Partners II, LLC Note
4.4	AJW Partners, LLC Note
4.5	AJW Master Fund, Ltd Note
4.6	New Millennium Capital Partners II, LLC Warrant
4.7	AJW Partners, LLC Warrant
4.8	AJW Master Fund, Ltd Warrant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFICAP ENTERTAINMENT HOLDINGS, INC.

Date: August 14, 2008	By:	/s/ Mark Schaftlein
Mark Schaftlein
President